Exhibit 12.3

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

I, Alex Mandl, Chief Executive Officer of Gemplus International S.A., certify that:

1.   I have reviewed this amendment to the Annual Report on Form 20-F of Gemplus International S.A.; and

2.   Based on my knowledge, this amendment to the Annual Report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this Annual Report.

Date: April 18, 2005

/s/ Alex Mandl
Alex Mandl
Chief Executive Officer